Exhibit 99.1

 Rosetta Resources Inc.  Fourth Quarter & Full Year 2014

 Earnings Call Agenda  Overview Jim CraddockFinancial Update John HagaleOperational Update John ClaytonClosing Remarks Jim Craddock  2

# 2015 Strategic Update

- Two-year capital program of up to $350 million per year
- Operate within cash flow; no additional debt
- Defend an average production level of roughly 60 MBoe/d to preserve inventory for price recovery
- Amended credit facility covenants through April 2018
- No fixed senior note maturities until May 2021
- Monitor market conditions for increased capital spending when commodity prices warrant

**Capital by Division**



Other
12%
Eagle Ford
47%
Permian
41%

**Capital by Category**



Central
Facilities &
Other
20%
Drill & Complete
80%

***Focused on disciplined execution***

3

 Unconventional Well Performance Metrics   Projected well life ±40 yrs       Gates Ranch Far South    % EUR  % Total   Produced    PV10    30%  47%  Year 2    Note: Cash flows exclude capital costs. EUR = Estimated ultimate recoveries in Mboe. PV10 = Present value at an annual discount rate of 10 percent. Assumes constant pricing scenario throughout well life ($70/bbl; $3.50/Mcf; $24.35/bbl NGL)  4

 Reserves and Production   Net Production(MBoe/d)    5  Year-End Net Risked Resource Potential (MMBoe)    *Post-Divestiture

 2015 Guidance  6    2015 First Quarter        2015 Full-Year        Production Guidance (MBoe/d)                  Average daily production  64   -   67    58  -  62                      Expense Guidance ($/Boe)                  Direct Lease Operating Expense  $ 2.90   -    $ 3.05    $ 3.25   -    $ 3.50    Workover Expenses  1.10  -  1.15    0.90  -  1.00    Insurance  0.05  -  0.05    0.05  -  0.05    Treating and Transportation  4.00  -  4.25    4.25  -  4.65    Taxes, other than income  1.35  -  1.45    1.55  -  1.70    DD&A*  16.85  -  17.40    *17.00  -  *18.00    G&A, excluding Stock-Based Compensation  3.20  -  3.35    3.60  -  3.90    Interest Expense  3.60  -  3.75    4.20  -  4.55    * Rosetta expects to record impairments during 2015 as a result of the depressed commodity price environment. Due to uncertainty in the timing and amount of these impairments, the Company anticipates changes to the full-year 2015 DD&A guidance range provided.

 Retain Core Acreage Positions  7  Asset Name  12/31/2014  12/31/2016  Change   Liquids Rich  49,900  46,900  (3,000)1   Dry Gas  12,700  3,800  (8,900)  Eagle Ford Total  62,600  50,700  (11,900)   Reeves County  47,000  41,800  (5,200)2   Gaines County  10,200  -  (10,200)  Permian Total  57,200  41,800  (15,400)  COMPANY TOTAL  119,800  92,500  (27,300)  1 Central Gonzales County.2 Primarily non-operated low working interest acreage on westernmost position.

 Economics of PortfolioBFIT Returns and PV10’s in the current environment  Rate of Return  Note: Current Capital and Commodity Prices as of 1/12/2015; assumes 5,000 ft lateral well  (%)  Individual Well PV10 Change  ($MM)  8

# Permian – 4Q Horizontal Delineation Activity

Rosetta Resources



Wolfcamp 'A' Well
Blue Duck 35 1H
7 Day IP (Boe) = 1,069
30 Day IP (Boe) = 915
Lateral Length ~4,000
Wolfcamp 'A' Well
Rodeo State 12 3H
7 Day IP (Boe) = 1,120
30 Day IP (Boe) = 917
Lateral Length ~4,000
COMPLETED PRIOR TO Q4 2014
COMPLETION ACTIVITY Q4 2014
DRILLED AWAITING COMPLETION Q4 2014
PROPOSED ACTIVITY 2015
Operating Interest
Non-Operating Interest
Wolfcamp 'A' Well
Intrepid 27-38 #2H
7 Day IP (Boe) = 1,913
30 Day IP (Boe) = 1,714
Lateral Length ~7,000

9

Completion Design ImprovementsWolfcamp ‘A’ Wells Rate Comparisons  10  290  Denotes old completion design(Gelled initial fluid)    Denotes new completion design – Excludes Deacon Jim step-out(Slickwater initial fluid)  4Q 2013 – 1Q 2014  2Q 2014  3Q 2014  4Q 2014

 3-stream Production (BOE/d)  Days  11  Note: All production normalized to 5000’ lateral length  Permian – Reeves County 4Q 2014 CompletionsFlowback Rates vs Upper Wolfcamp Horizontal Type Curve

 2nd Half 2014 Wolfcamp ‘A’ Completions  3-stream Production (BOE/d)  Days  12  Note: All production normalized to 5000’ lateral length

 Reserves and Production     13  Total CompanyEstimate Ranges    Year-End Net Risked Resource Potential (MMBoe)  Net Production(MBoe/d)  *Post-Divestiture

 Cautionary Statements  This presentation includes forward-looking statements. Forward-looking statements related to future events, such as expectations regarding our capital program, development plans, production rates, resource potential, transportation capacity, net present value and projected liquidity. These statements are not guarantees of future performance and actual outcomes may differ materially. Factors that could affect the Company's business include, but are not limited to: oil and gas prices, operating hazards, drilling risks, unsuccessful exploratory activities; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For filings reporting year-end 2014 reserves, the SEC permits the optional disclosure of probable and possible reserves.  The Company has elected not to report probable and possible reserves in its filings with the SEC.  We use the term “net risked resources” or “inventory” to describe the Company’s internal estimates of volumes of natural gas and oil that are not classified as proved reserves but are potentially recoverable through exploratory drilling or additional drilling or recovery techniques.  Estimates of unproved resources are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by the Company.  Estimates of unproved resources may change significantly as development provides additional data, and actual quantities that are ultimately recovered may differ substantially from prior estimates.   14